Exhibit 10.22

LITHIUM ION BATTERY WASTE RECYCLING AGREEMENT

between

ACE GREEN RECYCLING INC.

and

SPRIO

DATED

2nd JANUARY 2025

LITHIUM ION BATTERY WASTE RECYCLING AGREEMENT

THIS AGREEMENT is dated 2nd January 2025 (“Effective Date”) by and between Ace Green Recycling, Inc., USA a company organized and existing under the laws of the state of Delaware in the United States of America with its principal place of business at 2700 Post Oak Blvd Suite # 2100 Houston, TX 77056 (“ACE Green”) and SPIRO a private limited Liability company, incorporated under the laws of the United Arab Emirates, with registered address at 2501F-2506F, JBC2, Cluster V, Jumeirah Lakes Towers, Dubai, UAE (“SPIRO”)

RECITALS

A.	ACE Green owns proprietary, innovative solutions for recycling Lithium-Ion batteries, focusing on end-of-life batteries as well as production scrap, black mass, and other waste materials generated throughout the Lithium-Ion battery value chain and is setting up battery recycling projects globally.

B.	SPIRO is an Electric Vehicle company with its main operations in Africa in two wheelers market. They provide custom solutions for e-bike (two wheelers) and currently managing more than 22,000 two wheelers in seven countries in Africa, with plans to deploy 250,000 two wheelers in Africa by 2027.

C.	SPIRO and ACE Green wish to enter into this Lithium-Ion Battery and other Lithium Ion waste Recycling Agreement to set out their mutual understanding as to the potential opportunities for collaboration and for preferred partnership, where ACE Green shall be the preferred recycler for end of life batteries, quality rejects, production waste and any such waste related and is generated in the process of manufacturing and deployment of electric vehicles, LFP battery production and Lithium-Ion batteries for Indian and African markets.

1.	DEFINITIONS

In this Agreement:

“Affiliate” in relation to any undertaking means, any entity directly or indirectly Controlled by such undertaking, under common Control with such undertaking or which Controls such undertaking;

“Confidential Information means all non-public, proprietary information including but is not limited to information provided by the Disclosing Party to the Receiving Party which is or which is obtained whether (without limitation) in graphic, written, electronic or machine readable form on any media or orally; and whether or not the information is expressly stated to be confidential or proprietary or marked as such, in writing, and also includes all Intellectual Property (as defined below), information of value or significance to the Disclosing Party or its competitors (present or potential), supplier, service providers, customers whether disclosed before or after the date of this Agreement including but not be limited to:

(i)	all Intellectual Property (as defined below),

(ii)	all non-public, proprietary documents, contracts, financial models and business and trade secrets;

(iii)	commercial, financial, legal and technical information and know-how (including forecasts and projections);

(iv)	information relating to the internal management or structure of Disclosing Party and its Affiliates;

(v)	all information relating to the current or potential customers, distributors, suppliers or clients of Disclosing Party;

(vi)	information which is derived or produced wholly or partly from any information that is the disclosing Party’s “Confidential Information” by virtue of this definition by or on behalf of the Receiving Party or any Person to whom the Receiving Party has made such information available including an analysis, note, calculation, report, conclusion or summary;

(vii)	information nor intended by the Disclosing Party for general dissemination, including but not limited to, policies, strategies, the identity of various product suppliers or service-providers, business models, investment strategies, billing schedules, needs of its clients, information as to the profitability of specific accounts, and information about the Disclosing Party and its executives, officers, directors and employees;

(viii)	customer data, in particular, contact names, addresses, business model, pricing lists, sales figures and sales conditions, and its past, present or prospective customer / clients;

(ix)	prices charged to and terms of business with client / customer;

(x)	marketing, distribution and technological data used in conducting the business, including details as to procurement, distribution, design processes, machines, procedures and strategies, the fees, discounts, commissions and other credits;

(xi)	products, compounds, chemical or other materials, samples, and mechanical or other devices;

(xii)	processes, technologies, designs, formulas, specifications, methods, and internal policies and procedures;

(xiii)	past, current, planned and future research and or other data and protocols, research and development agreements, and all developmental or experimental work;

(xiv)	improvements, discoveries, inventions, know-how, trade secrets, patent applications, licenses, and all rights licensed or acquired through third parties and all related development and other strategic alliance activities, suppliers, their services, or customers and the services and terms of business;

(xv)	any proposals relating to the future of the Disclosing Party or any of its Affiliates, or any of their businesses or any part thereof;

(xvi)	business data, particularly data relating to new projects, services, products, promotion campaigns, plans for future development, pricing agreements in which the Disclosing Party is involved including opportunities that any client/ customer is pursuing / considering;

(xvii)	information related to chemical formulas and hydrometallurgical processes and related analytical methodologies;

(xviii)	marketing plans and sales forecasts;

(xix)	research and development data;

(xx)	information relating to business matters, corporate plans, management systems, finances, marketing or sales of any past, present or future products or service, processes, inventions, designs, know how, pitch lists, discoveries, technical specifications and other technical information relating to the creation, production or supply of any past, present or future products or service of Disclosing Party and, or, its client / customers;

(xxi)	any information given to the Disclosing Party in confidence by clients / customers, suppliers or other persons and any other information (whether or not recorded in documentary form, or on computer disk or tape) which is confidential or commercially sensitive and is not in the public domain;

(xxii)	business data, particularly data relating to new investment opportunities, products, services, promotion campaigns, distribution strategies, sources of supply, license agreements and joint ventures in which the Disclosing Party is involved;

(xxiii)	software data, particularly information relating to the software and the modules thereof as well as any devices designed by the Disclosing Party to prevent unauthorized copying;

(xxiv)	algorithms, procedures or techniques, or the essential ideas and principles underlying such algorithms, procedures or techniques, developed by, or whose workings are otherwise known to, the Disclosing Party whether or not such algorithms, procedures or techniques are embodied in a computer program, including, but not limited to, techniques for identifying prospective customers, communicating effectively with prospective or current customers, reducing operating costs, or increasing system reliability;

(xxv)	financial data, in particular, concerning budgets, the fees and revenue calculations, sales figures, financial statements, profit expectations and inventories of the Disclosing Party;

(xxvi)	any and all other information or materials or documents of a commercially sensitive nature relating to the Disclosing Party’s operations, research, plans, strategies, objectives, development, purchasing, marketing and selling activities;

(xxvii)	marketing, distribution and technological data used in conducting the Business, including details as to procurement, distribution, designs, processes, procedures and strategies, the fees, discounts, commissions and other credits of the Disclosing Party;

(xxviii)	any security information pertaining to the Disclosing Party such as passwords, logins used to access any resource owned/ operated by the Disclosing Party, or any client or any third parties affiliated to the Disclosing Party;

(xxix)	any data pertaining to the Disclosing Party such as any file, database or information stored, owned or operated by the Disclosing Party or any computer within the Disclosing Party’s network, or any other network;

(xxx)	training data, particularly documents, books, manuals, primers, videos, processes, multimedia files, presentations and any such training resources that the Receiving Party gains access to during the Receiving Party’s association with the Disclosing Party;

(xxxi)	all communication, including email, voice, video, fax, phone, instant message and any other such communication medium, of / with the search and development data of the Disclosing Party; and, or its employees;

(xxxii)	original information supplied by the Disclosing Party;

(xxxiii)	any other information gained in the course of the Receiving Party’s association with the Disclosing Party that could reasonably be expected to prove deleterious to the Disclosing Party if disclosed to third parties, including without limitation any information that could reasonably be expected to aid a competitor or potential competitor of the Disclosing Party in competing more effectively with the Disclosing Party;

(xxxiv)	any business or technical information relating to the Disclosing Party, including but not limited to, financial information, equipment, machines, documentation, strategies, marketing plans, prospective leads or target accounts, pricing information, information relating to existing, previous and potential customers and contracts disclosed by the Disclosing Party;

(xxxv)	any information derived from any of the above; and

(xxxvi)	any copies of the abovementioned information;

“Control” or “Controlled” means any entity which controls the day to day activities of an undertaking provided that an entity which owns more than 50% of the equity of an undertaking or has the ability to appoint the majority of the board of directors of an undertaking will be deemed to control, or be controlled by, such entity;

“Disclosing Party” shall mean ACE Green or SPIRO ;

“Intellectual Property” means (a) all patents, trademarks, business processes, domain names, works of authorship, designs, utility models, copyrights whether registered or unregistered, which are owned by the Disclosing Party / its Affiliates or acquired or developed by the Disclosing Party or its Affiliates or contractors, developers, in the course of its business, including, but not limited to moral rights and any similar rights in any country, whether negotiable or not and also includes any applications for any of the foregoing and the right to apply for them in any part of the world; (b) ideas, concepts, creations, discoveries, inventions, improvements, know how, trade or business secrets; trademarks, service marks, designs, utility models, tools, devices, models, methods, procedures, processes, systems, principles, works of authorship, drawings, models, sketches, formulas, teaching techniques, proprietary techniques, research projects, other confidential and proprietary information, databases; data, documents, instruction manuals, records, memoranda, notes, user guides; in either printed or machine-readable form, whether or not copyrightable or patentable, or any written or verbal instructions or comments of the Disclosing party or its Affiliates or customers; and (c) all processes, inventions, ideas, programs, codes, software, algorithms, discoveries, correspondence, trade secrets, databases, know-how, creations or improvements upon, additions or any research effort relating to any of the above, whether registrable or not;

“Parties” mean, collectively, SPIRO and ACE Green and “Party” means either one of them; and

“Receiving Party” shall mean SPIRO or ACE Green

2.	RECYCLING & COLLABORATION OPPORTUNITIES

2.1	SPIRO shall nominate ACE Green as a preferred global recycling service provider for current and future battery recycling requirements including both scrap Lithium-Ion Batteries and battery manufacturing scrap, and ACE Green & its subsidiaries will extend such services to SPIRO, directly or through its network of recyclers in various parts of the world.

2.2	ACE Green shall have the first right of refusal to either buy scrap batteries and production scrap from SPIRO at a to be agreed price/tipping fees (gate fees) or recycle such batteries under a tolling agreement in their (ACE Green’s) Indian, African or any other facility across the world.

2.3	SPIRO and ACE Green will jointly work to develop co-location based recycling centers closer to the collection hub(s) of SPIRO. ACE Green will provide the required technical knowhow to safely store such batteries after discharging.

2.4	The Parties wish to collaborate on developing shared environmental stewardship standards on battery recycling and seek to jointly and publicly market such efforts and standards in their public communications.

3.	LEGAL EFFECT

With the exceptions of this Clause 2 (Recycling & Collaboration Opportunities), Clause 3 (Legal Effect), Clause 4 (Confidentiality), Clause 6 (Costs and Expenses), Clause 7 (Termination), and Clause 8 (Governing Law and Jurisdiction), this Agreement is not intended to be legally binding and merely represents the present intention of the Parties.

4.	CONFIDENTIALITY

4.1	The Parties acknowledge and agree that their negotiations contain the exchange of Confidential Information which shall not be disclosed to any third-party without the prior written consent of the other Party.

4.2	Parties shall not disclose Confidential Information to any person other than to:

(a)	any Affiliate of the Receiving Party;

(b)	persons employed by, or lawyers, accountants and technical advisors of the Receiving Party, its Affiliates, in each case who are involved in the discussions relating to the Agreement ; and

(c)	the investors / proposed investors of the Receiving Party, in case such investors / proposed investors and the Receiving Party have entered into an agreement, term sheet, memorandum of understanding or any other arrangement regarding the investment in the receiving party (together the “Designated Representatives”)

The Confidential Information can be disclosed by the Receiving Party to the persons mentioned from (a) to (d) above, subject to the Receiving Party directing the Designated Representatives to keep confidential any Confidential Information shared. The obligations of the Receiving Party specified in this clause 4 shall not apply to the extent that such Confidential Information:

(d)	is generally known to the public at the time of disclosure or becomes generally known, other than through a violation of this Agreement, on the part of the receiving Party;

(e)	is in the receiving Party’s lawful possession at the time of disclosure otherwise than as a result of Receiving Party’s breach of any legal obligation;

(f)	is independently developed by the Receiving Party without any breach of the terms of this Agreement;

(g)	becomes known to the Receiving Party through disclosure by sources other than the Disclosing Party, provided that, to the Receiving Party’s knowledge, the source is not prohibited from disclosing such information by an obligation of confidentiality to the Disclosing Party or any other Person; or

(h)	is required to be disclosed by the Receiving Party pursuant to applicable law, regulation or court order, in which event, the Receiving Party agrees, to the extent legally permitted and reasonably practicable, to use reasonable efforts to provide prompt advance notice to the Disclosing Party, to only disclose Confidential Information to the extent necessary to comply with the applicable law and to use reasonable efforts to ensure that any disclosing Party Confidential Information disclosed is kept confidential.

5.	PUBLIC ANNOUNCEMENT

Notwithstanding the above, either Party may, from time to time, make public announcements / press statement / press releases or communications about the signing of this Agreement and other potential collaborative opportunities for marketing purposes. The contents of such public announcements or communications by a Party shall be subject to prior written approval by the other Party.

6.	COSTS AND EXPENSES

Unless specified otherwise, each Party shall be responsible for its own costs and expenses in relation to the transactions contemplated by the Agreement.

7.	TERMINATION

7.1	Unless agreed otherwise by the Parties in writing, this Agreement shall be deemed to be effective as of the date of the Effective Date and shall remain valid for a period of 5 years unless terminated in writing by either Party prior to this date. The Agreement can be terminated by either of the parties with advance notice of three months.

The Agreement can renew for successive 10-year term on mutual agreement by both the Parties.

7.2	The provisions of Clause 4 (Confidentiality), Clause 5 (Costs and Expenses), Clause 6 (Termination), and Clause 7 (Governing Law and Jurisdiction) shall survive after the termination of this Agreement for a period of 5 year.

8.	GOVERNING LAW AND JURISDICTION

8.1	Governing Law

This Agreement shall be governed by and construed in accordance with US Law and for its subsidiaries as per the Law of the Land where the subsidiary is registered.

8.2	Disputes

This Agreement shall be governed by and construed in accordance with the Laws of US. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of US with respect of any claim and/or dispute (including non-contractual claims and disputes) arising out of or in connection with this Agreement, its subject matter, negotiation or formation

EXECUTED by the duly authorized representatives of the Parties on 2nd January 2025.

For and on behalf of

Ace Green Recycling Inc

/s/ Nishchay Chadha
Name:	Nishchay Chadha
Title:	CEO

For and on behalf of

SPIRO

/s/ Kaushik Burman
Kaushik Burman
CEO